Exhibit 99.1

CION INVESTMENT CORPORATION SCHEDULES THIRD QUARTER 2022 EARNINGS RELEASE AND CONFERENCE CALL

Call Scheduled for 11:00 a.m. ET on Thursday, November 10, 2022

FOR IMMEDIATE RELEASE

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NEW YORK, NY (October 17, 2022) – CION Investment Corporation (NYSE: CION) (“CION”) announced today that it will report its financial results for the third quarter ended September 30, 2022 on Thursday, November 10, 2022, prior to the opening of the financial markets. CION will discuss those results in an earnings conference call at 11:00 a.m. ET that same day.

Participant Dial-in Numbers:

Domestic (Toll-Free): (877) 445-9755

International (Toll): +1 (201) 493-6744

All participants are asked to dial in approximately 10 minutes before start time. An accompanying slide presentation will be available in PDF format in the Investor Resources – Events and Presentations section of CION’s website at www.cionbdc.com after issuance of the earnings release.

Webcast:

To register for the webcast, please use the following link: CION Investment Corporation Third Quarter 2022 Financial Results Webcast.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $1.9 billion in assets as of June 30, 2022. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Report on Form 8-K, which CION filed with the SEC on October 17, 2022, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Report on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media

Susan Armstrong

sarmstrong@cioninvestments.com

Investor Relations

1-800-343-3736

Analysts and Institutional Investors

Lena Cati

The Equity Group

lcati@equityny.com

212-836-9611

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